KPMG PEAT MARWICK LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower                  Telephone        305-358-2300
Suite 2900                          Telecopier       305-577-0544
2 South Biscayne Boulevard
Miami, FL 33131

The Board of Directors
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated October 19, 1995 related to our review of interim financial information:

         Form S-3:

                  -- Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

                  -- Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

                  -- Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

         Form S-8:

                  -- Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

                  -- Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

                  -- Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

                  -- Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

                  -- Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

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The Board of Directors
Ryder System, Inc.
Page 2

                  -- Registration Statement No. 33-442507 covering the Ryder Student Transportation Services, Inc. Retirement/Savings Plan.

                  -- Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

                  -- Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

                  -- Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

                  -- Registration Statement No. 33-58045 covering the Ryder System, Inc. Savings Restoration Plan.

                  -- Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

                  -- Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

Pursuant to Rule 436 (c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                     KPMG PEAT MARWICK LLP

Miami, Florida
November 8, 1995